SCHEDULE 14A INFORMATION

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Gamma Pharmaceuticals Inc.

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GAMMA PHARMACEUTICALS INC.

2225 Angelfire Street

Las Vegas, Nevada 89128

Letter to Stockholders

Notice of Meeting

Proxy Statement for our 2005 Annual Meeting of Stockholders

(For the fiscal year ending March 31, 2006)

2005 Annual Report on Form 10-KSB

Letter to Stockholders

January 21, 2007

Dear Fellow Shareholders,

Gamma Pharmaceuticals, Inc., or Gamma, has been transformed into a product formulation and marketing company in the fast growing nutritional supplements, OTC pharmaceutical and personal care product segments. We have significantly strengthened our balance sheet with the injection of $5.9 million in intangible assets as a result of our combination with the former Emerging Gamma Corporation. Gamma’s corporate objective is to become a leader in the OTC and generic Pharmaceutical industry in Greater China and the United States. To achieve this objective, in our fiscal year 2006, the period beginning April 1, 2006 through March 31, 2007, we will focus on significantly increasing our gross sales and profits through the sales of our new product line, expand our use of regional OEM manufacturing of selected products, increase the number of distribution partners, expand sales in existing and newly targeted markets, in-license new products and raise additional equity through the conversion of existing warrants and or new equity private placements of our stock. These activities are anticipated to ensure continued rapid growth over at least the next five years.

Gamma’s new product line is praised for its innovative types of products and product forms that are very solid entries in categories that are growing rapidly in North America and Greater China. A snapshot of Gamma’s market categories and their growth is: 60 million consumers, spending more than $86billion annually with annual growth rates through 2004 of more than 50%.

Gamma’s team of scientific and marketing experts created a range of Nutritional Supplements, Personal Care Products and OTC Pharmaceutical Products that use amongst others, our proprietary plant-based Gel technology to create innovative products that consumers are demanding. Products based on Gamma’s “Gel Delivery Technology” are superior to the typical tablets and capsules to which the world has become accustomed. They are convenient and portable, quickly absorbed fast acting, good tasting refreshing, unique formulations addressing the major healthy lifestyle concerns in our selected market and a fast evolving platform in the healthcare community. The benefits of our Gel Delivery Technology will be a significant part of our marketing strategy, complete with an easily identified logo across product categories and lines to create a consistent product message. Gamma’s gel products are the only products in the market today that can make this combination of claims. Gamma’s products and Gel Delivery Technology have evolved through years of formulation and global marketing experience. For more information regarding our Gel Delivery Technology, please visit our website at www.gammapharmaceuticals.com.

In January 2007, Gamma has received confirmation of acceptance of one of the Company’s products by CVS Pharmacies. CVS is the largest pharmacy chain in the U.S. with more than 6,000 outlets. The accepted product is a competitor to “Airborne “- a leading immune booster. Airborne, has been in the market for just three years and sells over $200 million annually. Gamma hopes to duplicate this success. Gamma is also in advanced discussions with CVS for their purchase of two additional Gamma products. We expect these discussions to be finalized in February 2007.

Gamma is also in advanced discussions with the U.S. military and several other large retailers including Stop & Shop, BJ’s Wholesale Club, Walgreens and Wal-Mart. The U.S. military has expressed a strong desire to purchase our energy products for all branches of service. Our energy products include energy strips and energy gels, which we market under the “Jugular” brand. The tagline, “Go For The Jugular,” has resonated with the field commanders, and the formulation, pack sizes and other product characteristics are gaining acceptance at the highest levels of the U.S. military. The U.S. military presents a large audience for our products with very good profit margin. We feel the carryover from the U.S. military to the civilian population will be strong.

We recently opened the initial phase of our capital raising plan, and to date have received our first outside investment of $610,000. We hope to raise up to $6 million in the next 12 months. Further, management has negotiated a purchase order finance facility for $750,000 and has concluded a $1 million Accounts Receivable factoring facility. We have negotiated favorable payment terms for both facilities. We will benefit from a 45-day payment period to suppliers, whilst collecting payment in 30 days from our retail accounts in the U.S., the financing package and the positive supplier/buyer cash flow provide Gamma with a distinct advantage.

We remain committed to our customers, realizing that if they are well served our business will be profitabe and our shareholders will experience long-term value creation.

Thank you for your past support and your attention at this time.

Sincerely,

Peter W. Cunningham Chairman of the Board of Directors, CEO

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

March 3, 2007

To the Stockholders of Gamma Pharmaceuticals, Inc.:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Saturday, March 3, 2007 2:30, Beijing China Time

WHERE:	The China Club 51 Xi Rong Xian Lane, Xi Dan Beijing, China 100031

ITEMS OF BUSINESS:

•     Election of 3 directors;

•     Ratify the appointment of L.L. Bradford, LLC as Gamma Pharmaceuticals, Inc.’s independent auditors for the fiscal year ending March 31, 2007; and

•     Act upon any other business that may properly come before the Annual Meeting or any adjournments thereof.

RECORD DATE:	February 1, 2007

VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of our 2005 Annual Report on Form 10-KSB is enclosed.

By Order of the Board of Directors,

Peter W. Cunningham

Chairman, CEO

March 3, 2007

Gamma Pharmaceuticals, Inc.

PROXY STATEMENT

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Gamma for proxies to be voted at our Annual Meeting of Stockholders, or the Annual Meeting, to be held on March 3, 2007, and at any Annual Meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 2:30 p.m. Beijing Time. The Annual Meeting will be held at the China Club, 51 Xi Rong Xian Lane, Xi Dan, Beijing 100031, China. Shareholders will be admitted beginning at 2:00 p.m. The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request received prior to February 21, 2007.

You will need an admission ticket to enter the Annual Meeting. If you are a shareholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please retain the admission ticket. A map and directions to the Annual Meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee, also referred to as “street name,” and you plan to attend the Annual Meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, US Stock Transfer, 1745 Gardana Avenue, Suite 200, Glendale, California 91204. If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a Gamma shareholder.

We are first mailing these proxy materials on or near February 10, 2007, to persons who were shareholders at the close of business on January 31, 2007, the record date for the Annual Meeting.

Our fiscal year begins on April 1 and ends on March 31. References in this proxy statement to the fiscal year 2005 refer to the 12-month period from April 1, 2005 through March 31, 2006. Thus, this Annual Meeting is for the 12-month period from April 1, 2005 through March 31, 2006.

Proxies and Voting Procedures

You can vote your shares by completing and returning a proxy card or, if you hold your shares in “street name,” a voting instruction form.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted FOR the election of the nominees for Director named below; and FOR the appointment of L.L. Bradford, LLC, as Gamma’s independent auditors.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned Annual Meeting. You will still be able to revoke your proxy until it is voted. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

Shareholders Entitled to Vote

You are entitled to vote at the Annual Meeting, all shares that you held as of the close of business on the record date. Each share of our common stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

On January 25, 2007 there were 12,382,334 shares of common stock outstanding.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting, and for 10 days prior to the Annual Meeting (from February 21, 2007), at 2225 Anglefire Street, Las Vegas, NV 89128 between the hours of 9:00 a.m. and 4:00 p.m. P.S.T.

Required Vote

A quorum, or the presence, in person or by proxy, of the holders of a majority of all the votes that could be cast by the holders of all outstanding shares of common stock is required in order to transact business at the Annual Meeting.

A plurality of the votes duly cast is required for the election of the Directors. That is, the nominees receiving the greatest number of votes will be elected.

In the election of Directors, you may withhold your vote. Withheld votes will be excluded from the vote and will have no effect on the outcome. Broker “non-votes,” if any, will not be counted as votes cast in the election of Directors.

Cost of Proxy Distribution and Solicitation

Gamma will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of Gamma in person or by telephone, e-mail, facsimile or other electronic means by Directors, officers or employees of Gamma, who will receive no additional compensation for soliciting. In accordance with the rules of the Securities and Exchange Commission, or the SEC, and we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Gamma stock.

PROPOSALS

Proposal 1: Election of Directors (Item 1 on the Proxy Card)

The Board of Directors is comprised of three directors. Our Board of Directors has proposed the election of the following individuals for a one-year term expiring at the 2006 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified: Peter Cunningham, Joseph Cunningham and Hao Zhang. Thus, each of the forementioned nominees are being elected to serve on the Board of Directors for the fiscal year 2006, which began on April 1, 2006 and ends on March 31, 2007. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting, as long as a quorum is present.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our Board of Directors.

Nominees for Election of Directors

The following information is furnished with respect to each nominee. Mr. Peter Cunningham and Mr. Joseph Cunningham have a family relationship as brothers.

Name	Age	Director Since	Position
Peter Cunningham	51	2005	Chairman of the Board and CEO
Joseph Cunningham	45	2005	Director and CFO
Hao Zhang	31	2005	Director and CMO

Mr. Peter Cunningham, Chairman and CEO. Mr. Cunningham became Chairman of Gamma in connection with the Technology Transfer Agreement, dated April 7, 2006. Mr. Cunningham is also Gamma’s Chief Executive Officer. Mr. Cunningham is a senior executive with extensive experience in the international pharmaceutical industry. Mr. Cunningham has worked for approximately 10 years in the pharmaceutical industry and an additional 10 years consulting to the pharmaceutical industry, with some of the best known companies in the pharmaceutical industry, including Glaxo Smith Kline, Bristol Myers Squibb, Baxter, Becton Dickinson, Novartis & Roche, and most recently, AXM Pharma Inc. Mr. Cunningham’s consulting practice was established as a joint venture with Coopers & Lybrand (PriceWaterhouseCoopers). Products that Mr. Cunningham has launched, developed and/or marketed has generated more than US$ 800 million in sales annually. Mr. Cunningham has an MBA from George Washington University and an undergraduate degree in Sociology from the State University of New York.

Mr. Joseph Cunningham, Director and CFO. Mr. Cunningham became a Director of Gamma in connection with the Technology Transfer Agreement. Mr. Cunningham is also Gamma’s Chief Financial Officer. Since 2001, Mr. Cunningham has been the President of Amaroq Capital LLC, which he founded. Amaroq is a corporate advisory firm, which assists clients with corporate and general business development, fund raising, investor relations and strategy development. Prior to Amaroq Capital, Mr. Cunningham was the Chief Operating Officer and Director of Amaroq Systems, a company operating in the automated meter reading industry. Mr. Cunningham has an extensive background as a senior investment banker and has raised over $5 billion for clients mainly from his offices in Singapore and London where Mr. Cunningham lived and worked from 1993 until 2000. Mr. Cunningham is an economist and former think-tank analyst for Polyconomics, a supply-side economic research firm. Mr. Cunningham has an MBA from Thunderbird, the Garvin School of International Management and a BS degree in Economics from Northeastern University in Boston, Massachusetts.

Mr. Hao Zhang, Director and CMO. Mr. Zhang became a Director of Gamma in connection with the Technology Transfer Agreement. Mr. Zhang is also Gamma’s Chief Marketing Officer. Since 2004, Mr. Zhang was the Vice President of marketing for AXM Pharma, Inc. Prior to AXM, Mr. Zhang was former CEO of Beijing ZZAD Advertising Co., Ltd, where Mr. Zhang had worked for approximately 10 years in pharmaceutical marketing consulting, with some of the best-known companies in the world, including Pfizer, Roche, Johnson & Johnson, GE, GSK, and Bayer. The products he worked on generate approximately US$ 200 million/year in China. Mr. Zhang is also a former senior executive for ICO Global Communication Company where he was responsible for marketing in Asian countries. Mr. Zhang has an MBA degree from New York Institute of Technology, a Ph.D degree from University of Victoria of Canada and BS degrees in Industrial Management and Electrical Engineering from Shanghai Jiaotong University. Mr. Zhang also holds adjunct assistant professor position in University of Victoria, Canada and Ocean University of China.

See section “Governance of Gamma Pharmaceuticals, Inc.” for further details.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NAMED DIRECTORS.

Proposal 2: Approval of Independent Auditors (Item 2 on the Proxy Card)

Our Audit Committee has selected L.L. Bradford, LLC, an independent registered public accounting firm, to audit Gamma’s financial statements for our fiscal year ending March 31, 2007.

Pannell Kerr Forster of Texas, P.C. provided auditing services of Gamma’s fiscal year 2005 final statements. There were no disputes as to the accuracy of those financial statements, however, due to various business considerations, the Board of Directors recommended a change of auditors. See Section “Governance of Gamma Pharmaceuticals, Inc.,” subsection “Our Relationship with Our Independent Auditors” for further details.

The Board of Director’s recommends L.L. Bradford, LLC be appointed as Gamma’s independent auditors for the next fiscal year. L.L. Bradford, LLC is a full service accounting firm, predominantly servicing small public companies that operate under SEC rules. As per Sarbanes- Oxley, L.L. Bradford, LLC meet the “partner turnover” requirements, having at least 4 qualified audit partners. Their team is comprised of experienced tax and audit professionals with both big firm and small firm backgrounds.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO CONTINUE EMPLOYING L.L. BRADFORD, LLC AS GAMMA’S INDEPENDENT AUDITORS.

GOVERNANCE OF GAMMA PHARMACEUTICALS, INC.

Pursuant to Delaware Corporation Law and Gamma’s bylaws, our business, property and affairs are managed by or under the direction of the Board of Directors. Directors are kept informed of our business through discussions with the CEO and other officers by reviewing materials provided to them and by participating in Annual Meetings of the Board of Directors and its committees. We currently have three members of the Board of Directors.

During fiscal year 2005, the Board of Directors had two standing committees:

•	The Audit Committee, the members of which were Jerry Jarrell (Chair) and Allen Campbell; and

•	The Compensation Committee, the members of which were Allen Campbell (Chair) and Jerry Jarrell.

Note, on April 8, 2006, the Board of Directors altered the members of the committees as follows: Audit Committee; Compensation Committee.

•	The Audit Committee, the members of which are Joseph Cunningham (Chair) and Hao Zhang

•	The Compensation Committee, the member of which are Peter Cunningham (Chair) and Hao Zhang

During fiscal year 2005, the Board of Directors did not have a nominating committee but the Board of Directors intends to create such a committee in the near future. At present, no members have been designated for such a nominating committee.

The Board of Directors has adopted a charter for each of the two standing committees. The Board of Directors has also adopted a code of conduct that applies to all of our employees, officers and Directors. You can find links to these materials on our website at: http://www.gammapharmaceuticals.com/governance.

During fiscal year 2005, the Board of Directors held one meeting and the committees held a total of one meeting each. None of the Directors attended fewer than 100% of the total number of meetings of the Board of Directors and committees of which he or she was a member during fiscal year 2005.

Audit Committee

The Audit Committee focuses its efforts on assisting our Board of Directors to fulfill its oversight responsibilities with respect to Gamma’s:

•	Quarterly and annual consolidated financial statements and financial information filed with the SEC;

•	System of internal controls;

•	Financial accounting principles and policies;

•	Internal and external audit processes; and

•	Regulatory compliance programs.

The committee meets periodically to consider the adequacy of Gamma’s internal controls and financial reporting process. It also discusses these matters with Gamma’s independent auditors and with appropriate financial personnel employed by Gamma. The committee reviews our financial statements and discusses them with management and our independent auditors before those financial statements are filed with the SEC. The committee met one time in fiscal year 2005.

The committee has the sole authority to retain and dismiss our independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

Audit Committee Financial Expert. The Board of Directors has determined that the Chairman of the committee, Mr. Jerry Jarrell, is an “audit committee financial expert” as that term is defined in Item 401(e) of Regulation S-B and “independent” for purposes of currently adopted American Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934.

Report of Audit Committee

We have reviewed Gamma’s audited financial statements as of and for the fiscal year ended March 31, 2006, and met with both the Audit Committee for fiscal year 2005 and met telephonically with Parnell Kerr Forster of Texas P.C., Gamma’s independent auditors, to discuss those financial statements. The Audit Committee for the fiscal year 2005 has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

During the fiscal year 2005, the Audit Committee has primary responsibility for Gamma’s financial statements and overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with accounting principles generally accepted in the United States of America and discuss with us their independence and any other matters they are required to discuss with us or that they believe should be raised with us. We oversee these processes, although we must rely on the information provided to us and on the representations made by management and the independent auditors.

We have received and discussed with Parnell Kerr Forster of Texas P.C., the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Gamma. We also discussed with Parnell Kerr Forster of Texas P.C., any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Based on these reviews and discussions, we recommend to the Board of Directors that the Company’s audited financial statements be included in Gamma’s annual report on Form 10-KSB for the fiscal year ended March 31, 2006.

Jerry Jarral (Chair)

Allen Campbell

With Review by

Joseph Cunningham (Chair as of April 8, 2006)

Hao Zhang (Member as of April 8, 2006)

Compensation Committee

The Compensation Committee is responsible for setting executive compensation, for making recommendations to the full Board of Directors concerning Director compensation and for general oversight of the compensation and benefit programs for other employees. The committee met one time in fiscal year 2005.

The Compensation Committee consisted of Mr. Jerry Jarrell, Mr. Laurance Cottingham and Mr. Demont Butler. The purpose of the Compensation Committee is to review and set the compensation levels for officers and executives in the Company. The Compensation Committee met once in 2005 via a teleconference. The purpose of the meeting was to set the compensation for Mr. Allen Campbell, then Chairman and CEO and Mr. Jerry Jarrell, then CFO. The Compensation Committee determined that due to a decreasing cash position that compensation due to Mr. Campbell and Mr. Jarrell be discontinued effective September 30, 2005.

Board of Directors Committee Interlocks and Insider Participation during Fiscal Year 2005

The members of the Board of Directors and all committees during fiscal year 2005, were Mr. Campbell and Mr. Jarrell. None of the members have ever been an officer or employee of Gamma. Other than disclosed herein, there were no “Board of Director committee interlocks” during fiscal year 2005.

Shareholder Communications with Directors

Gamma shareholders who want to communicate with our Board of Directors or any individual Director can write to:

Gamma Pharmaceuticals, Inc.

2225 Angelfire Street

Las Vegas, NV 89128

Attn: Board Administration

Your letter should indicate that you are a Gamma shareholder. Depending on the subject matter, management will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Attempt to handle the inquiry directly, for example, where it is a request for information about Gamma or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board of Directors meeting, a member of management presents a summary of all communications received since the last Annual Meeting that were not forwarded and makes those communications available to the Directors on request.

Directors Attendance at Annual Meetings

We intend to schedule a Board of Directors meeting in conjunction with the Annual Meeting and expect that our Directors will attend, absent a valid reason, such as a schedule conflict. This is the first year that we have held an Annual Meeting and, therefore, we cannot provide any specifics as to past Director attendance at Annual Meetings.

Appointment of Auditors for Fiscal Year 2006

The Audit Committee has appointed L.L. Bradford, LLC, as the independent accounting firm to audit our financial statements for fiscal year 2006 ending March 31, 2007.

No representatives of Parnell Kerr Forster of Texas P.C., or our new audit firm L.L. Bradford, LLC, will be present at the Annual Meeting.

Section 16(a) Beneficial Ownership Compliance

Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934 require our officers and Directors, and persons who own more than 10% of the issued and outstanding shares of our equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on Forms 3, 4 or 5, as appropriate. Such persons are required by the regulations of the SEC to furnish us with copies of all forms they file pursuant to Section 16(a).

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during our fiscal year 2005, and any written representations provided to us, we believe that all of the officers, Directors, and owners of more than ten percent of the outstanding shares of our common stock are in compliance with Section 16(a) of the Securities and Exchange Act of 1934 for the year ended March 31, 2006.

As of March 31, 2006, beneficial ownership for officers, Directors and shareholders of 10% or greater of Gamma common stock are:

Section 16(a) Beneficial Owner	Number of Shares	Ownership Percentage
Allen Campbell	11,052	23.1%
Jerry Jarrell	2,125	4.6%
Dermot Butler	1,500	3.3%
Laurence Cottingham	1,500	3.3%

Total (4 persons)	16,177	30.6%

Post Fiscal Year 2005 Events Regarding Beneficial Ownership

Our Directors who are employees do not receive any compensation from Gamma for services rendered as Directors. Outside Directors received $900 a month for serving on the Board of Directors. The chairpersons of the two Board of Directors’ committees do not receive additional compensation. Mr. Allen Campbell was paid an additional $2,700 monthly for services to the Board of Directors. Compensation to outside Directors was paid during the period April 1, 2005 to September 30, 2005 only, during fiscal year 2005.

On April 7, 2006, Gamma entered into a Technology Transfer Agreement with Messrs. Peter Cunningham, Joseph Cunningham and Hao Zhang, pursuant to which the Company obtained all copyrights, trademarks, and know-how to a portfolio of vitamin and nutriceutical products and personal care products, including the Gel technology.

Also on April 7, 2006, Gamma executed five-year employment agreements (the “Employment Agreements”) with Mr. Peter Cunningham, CEO, Chairman of the Board of Directors and corporate Secretary, Mr. Joseph Cunningham, CFO and member of the Board of Directors and Mr. Hao Zhang, CMO and member of the Board of Directors. In connection with the Technology Transfer Agreement, the following persons resigned as officers of the Company: Allen Campbell, as President and COO and Jerry Jarrell as Secretary and CFO.

Pursuant to the Technology Transfer Agreement, on April 7, 2006, Gamma completed the transfer of an aggregate of 476,100 shares of its common stock, par value $1.00 per share, to Messrs. Peter Cunningham, Joseph Cunningham and Hao Zhang. Consideration for the issuance of the shares was the transfer to Gamma of the above mentioned intellectual property including copyrights, trademarks and business know-how in the field of OTC pharmaceutical products and supplements valued by the parties at $5,951,250 or $12.50 per share.

In order to complete the transactions contemplated by the Technology Transfer Agreement and associated agreements, Gamma amended its Certificate of Incorporation, effective as of April 4, 2006, to increase its authorized shares of common stock from 200,000 to 20,000,000 and its authorized shares of preferred stock from 50,000 shares to 500,000 shares. Such amendment was necessary to issue the 476,100 shares under the Technology Transfer Agreement.

On April 21, 2006, at a Special Shareholders Meeting, the shareholders and the Board of Directors of the Company approved a stock split by means of a stock dividend pursuant to which each shareholder of Gamma received for each outstanding share of common stock owned an additional 18 shares of Gamma’s common stock. Also approved was an amendment to Gamma’s Certificate of Incorporation.

As a result of the Technology Transfer Agreement, Messrs. Peter Cunningham, Joseph Cunningham and Hao Zhang became subject to Section 16(a) reporting requirements. And as such, all of the required Form 3s have been filed as required by the Securities Exchange Act of 1934.

Section 16(a) Beneficial Owner	Number of Shares	Ownership Percentage
Peter Cunningham	4,593,409	37%
Joseph Cunningham	2,676,311	22%
Hao Zhang	1,489,180	12%

Our Relationship with Our Independent Auditors

The fees billed by Parnell Kerr Forster of Texas P.C., for the indicated services performed during fiscal year 2005 ending March 31, 2006 and fiscal year 2004 ending March 31, 2005, were as follows:

	Fiscal 2005	Fiscal 2004
Audit fees	$19,000	2,554
Audit-related fees	0	0
Tax Fees	0	0
All other fees	0	0

At the time of writing, the Audit fees, Audit–related fees, and all other fees are under review by the new Audit Committee members.

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Gamma by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which should nonetheless be approved by the Audit Committee prior to the completion of our audit. Each year the independent auditor’s retention to audit our financial statements, including the associated fees, is approved by the Audit Committee before the filing of the previous year’s annual report on Form 10-KSB. At the beginning of the relevant fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At each subsequent committee Annual Meeting, the auditor and management may present subsequent services for approval. Typically, these would be services such as due diligence for possible acquisition, that would not have been known at the beginning of the year.

Since the May 6, 2003, effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Parnell Kerr Forster of Texas P.C., has been approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934.

Parnell Kerr Forster of Texas P.C. is not expected to be available at the Annual Meeting to answer questions.

BENEFICIAL OWNERSHIP OF GAMMA PHARMACEUTICALS, INC.’S COMMON STOCK

Beneficial Owners of More Than 5% of Our Common Stock and Preferred Stock

The following table sets forth, as of January 16, 2007, the names and addresses of each beneficial owner of more than five percent of our common stock, there is no preferred stock issued, known to us (other than as set forth under “Security Ownership of Directors and Executive Officers” below), the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares, except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Voting of Securities(1)
Mr. Peter Cunningham 2225 Angelfire Street Las Vegas, NV 89128	4,593,409	(2)	37%

Mr. Joseph Cunningham 18 pheasant Lane North Oaks, MN 55127	2,676,311	(3)	22%

Mr. Hao Zhang S-052 16th Building 3rd District, An huaxili Chaoyang District Beijing, PR China	1,909,180	(4)	15%

(1)	All Percentages have been rounded up to the nearest one hundredth of one percent.
(2)	Does not include 520,000 shares gifted by Mr. Peter Cunningham to his immediate family.
(3)	Does not include 447,000 shares gifted by Mr. Joseph Cunningham to his immediate family.
(4)	Does not include 400,000 shares gifted by Mr. Hao Zhang to his immediate family.

Security Ownership of Management as set forth at fiscal year-end March 31, 2006

The following table sets forth, as of March 31, 2006 the names of each director and executive officer, the number of shares of our common stock beneficially owned, and the percentage of our common stock so owned, by each such person. Each person has sole voting and investment power with respect to the shares of our common stock except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock except as otherwise indicated.

Name	Amount and Nature of Beneficial Ownership	Percentage of Voting of Securities
Mr. Allen Campbell	11,052	23.1%
Mr. Jerry Jarrell	2,125	4.6%
Mr. Dermot Butler	1,500	3.3%
Mr. Laurence Cottingham	1,500	3.3%
All Directors and officers as a group (4 persons)	16,177	30.6%

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

One of the functions of Gamma’s Compensation Committee is to oversee our compensation plans and practices. The Compensation Committee works with management to establish Gamma’s compensation philosophy and the outlines of Gamma’s compensation programs.

The Compensation Committee also reviews and establishes the individual compensation levels for members of senior management. In doing so, the Compensation Committee considers the advice of independent, outside consultants in determining whether the amounts and types of compensation the company pays its leaders are appropriate.

Compensation of Directors for Fiscal Year 2005

During fiscal year 2005, compensation was paid to the CEO and the CFO and paid during the period April 2005- September 2005.

Name	Title	Compensation
Mr. Allen Campbell	CEO	$18,000
Mr. Jerry Farrell	CFO	$4,500

Executive Compensation Philosophy

Our compensation program was designed to attract, motivate and retain the highly talented individuals needed to drive business success. The program reflects the following principles:

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Compensation should be related to performance. To that end, our compensation program reinforces our business and financial objectives. Employees compensation varies based on company and individual performance. Employees will receive greater or reduced incentive awards depending on whether, and to what extent we meet our financial goals. Individual compensation will also vary based on the person’s performance, contribution and overall value to the business.

•	Gamma employees should think like Gamma shareholders. The best way to encourage our employees to act in the best interest of Gamma is through an equity stake in the Company.

•	Our compensation plan should balance our short and long term financial objectives and reward individual and company performance.

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Our compensation should be competitive. When we determine compensation levels for executive officers, we review compensation survey data from independent sources to ensure that our total compensation program is competitive. Companies selected for the survey are those with whom we compete for executive talent.

Components of our Compensation Plan

The components of our executive compensation program are: base salary and long term incentives.

Base Salary: we target base salaries for senior management at levels that are comparable to similar positions at companies with whom we compare for compensation purposes. We conduct surveys periodically to ensure that our salaries are competitive. We believe that compensation above competitive levels should come primarily from the variable portion of the compensation package. The committee reviews and approves all executive officer salary adjustments and recommended by the CEO. The committee also reviews the performance of the CEO and establishes his/her base salary.

Long Term Incentives; Stock Option: We believe that making employees think like owners is a key objective for our compensation program and that retaining our senior management team is essential to our success. Our 2006 Long Term Incentive Plan adopted by the Board of Directors on April 21, 2006 addresses those goals.

Compensation of the Newly Appointed Officers (April 2006)

On April 7, 2006, Gamma executed five-year Employment Agreements with Mr. Peter Cunningham, as Chairman of the Board of Directors, CEO and corporate Secretary, Mr. Joseph Cunningham, as Director and CFO and Mr. Hao Zhang, as Director and CMO.

Peter Cunningham

We believe that Mr. Peter Cunningham, as our CEO, has provided outstanding leadership for Gamma. Mr. Cunningham has led the transition from our predecessor company, Emerging Gamma Corporation into our new corporate enterprise. He has also led Gamma in its successful raising of equity capital and the formation of Gamma’s core strategy.

Mr. Cunningham receives a salary of $125,000 per year for his services. In addition, Mr. Cunningham is entitled to receive stock options and other forms of incentive compensation. Mr. Cunningham is also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. We believe that the base salary when combined with his opportunity to receive incentive bonuses, stock grants and stock options, provides Mr. Cunningham with the ability to achieve long term compensation that is competitive with long term compensation packages offered by our competitors.

Mr. Cunningham’s salary, bonus and incentives shall be reviewed yearly by our Board of Directors and Compensation Committee with the goal of bringing Mr. Cunningham’s salary in line with industry standards.

Joseph Cunningham

Mr. Joseph Cunningham, as our CFO, receives a salary of $120,000 per year for his services. In addition, Mr. Cunningham is entitled to receive stock options and other forms of incentive compensation. Mr. Cunningham is also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. We believe that the base salary when combined with his opportunity to receive incentive bonuses, stock grants and stock options, provides Mr. Cunningham with the ability to achieve long term compensation that is competitive with long term compensation packages offered by our competitors.

Mr. Cunningham’s salary, bonus and incentives shall be reviewed yearly by our Board of Directors and Compensation Committee with the goal of bringing Mr. Cunningham’s salary in line with industry standards.

Hao Zhang

Mr. Hao Zhang, as our CMO, receives a salary of $115,000 per year for his services. In addition, Mr. Zhang is entitled to receive stock options and other forms of incentive compensation. Mr. Zhang is also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize. We believe that the base salary when combined with his opportunity to receive incentive bonuses, stock grants and stock options, provides Mr. Zhang with the ability to achieve long term compensation that is competitive with long term compensation packages offered by our competitors.

Mr. Zhang’s salary, bonus and incentives shall be reviewed yearly by our Board of Directors and Compensation Committee with the goal of bringing Mr. Zhang’s salary in line with industry standards.

Stockholder Proposals for the 2006 Annual Meeting

Any shareholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders must ensure that their proposal is received by the Corporate Secretary of Gamma Pharmaceuticals, Inc., 2225 Angelfire Street, Las Vegas, NV 89128, not later than April 1, 2007, if the proposal is submitted for inclusion in our proxy materials for that Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Information Incorporated by Reference

We are permitted to incorporate by reference information that we file with the SEC. Accordingly, we incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this proxy statement:

•	Our Quarterly Report on Form 10-QSB for the period ended September 30, 2006, which was filed on November 14, 2006.

•	Our Quarterly Report on Form 10-QSB/A for the period ended June 30, 2006, which was filed on August 23, 2006.

•	Our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2006, which was filed on June 29, 2006.

•	Our Quarterly Report on Form 10-QSB for the period ended December 31, 2005, which was filed on February 10, 2006.

General Information

Our 2005 Annual Report on Form 10-KSB, containing audited financial statements, but without exhibits, accompanies this proxy statement. The Form 10-KSB, as filed with the SEC, including exhibits, is available through the website maintained by the SEC at www.sec.gov. Shareholders may also obtain a copy of our Form 10-KSB, without charge, upon written request to:

GAMMA PHARMACEUTICALS, INC.

Attn: Secretary

2225 Angelfire Street

Las Vegas, NV 89128

As of the date of this proxy statement, our Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the Annual Meeting or other business properly comes before the Annual Meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

By Order of the Board of Directors,

Peter W. Cunningham

Chairman, CEO

Las Vegas, Nevada

February 1, 2007

EXHIBIT A

Code of Ethics for Directors

(Effective September 1, 2006)

In pursuit of Gamma’s goals, we are committed to the highest standards of ethical business conduct. Gamma has adopted this Code of Ethics (the “Code”) as a set of guidelines for Company directors, intended to promote ethical behavior and to provide guidance to help directors recognize and deal with ethical issues.

The business of the Company is managed under the direction of the Board of Directors and the various committees thereof. The basic responsibility of the directors is to exercise their business judgment in carrying out their responsibilities in a manner that they reasonably believe to be in the best interest of the Company and its shareholders. The Board of Directors is not expected to assume an active role in the day-to-day operational management of the Company.

1.	Conflicts of Interest. Directors should avoid actual or apparent conflicts of interest with the Company in personal and professional relationships. Generally speaking, a conflict of interest occurs when a director’s or a director’s immediate family’s personal interest interferes, has the potential to interfere, or appears to interfere materially with: the interest or business of the Company; or the ability of the director to carry out his or her duties and responsibilities. A director should disclose to the Board any transaction or relationship that the director reasonably expects could give rise to an actual or apparent conflict of interest with the Company.

2.	Corporate Opportunities. In carrying out their duties and responsibilities, directors should endeavor to advance the legitimate interest of the Company when the opportunity to do so arises. Directors should avoid: (a) taking for themselves personally opportunities that are discovered in carrying out their duties and responsibilities to the Company; (b) using Company property or information, or their position as directors, for personal gain; (c) competing with the Company, in each of the foregoing cases, to the material detriment of the Company. Whether any of the foregoing actions is to the material detriment of the Company will be determined by the Board of Directors based on all relevant facts and circumstances, including in the case of the foregoing clause (a), whether the Company has previously declined to pursue such proposed opportunity for its own benefit.

3.	Confidentiality. Directors should observe the confidentiality of information that they acquire in carrying out their duties and responsibilities, except where disclosure is approved by the Company or legally mandated. Confidential information includes, but is not limited to, all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed. Of special sensitivity is financial information, which should under all circumstances be considered confidential except where its disclosure is approved by the Company or when the information has been publicly disseminated.

4.	Fair Dealing. In carrying out their duties and responsibilities (including among other things, the appointment of senior management of the Company and the setting of policies pursuant to which the Company operates), directors should promote fair dealing by the Company and its employees and agents with customers, suppliers, competitors and employees.

5.	Protection and Proper Use of Company Assets. In carrying out their duties and responsibilities, directors should promote the responsible use and control of the Company’s assets and resources by the Company. Company assets, such as information, materials, supplies, intellectual property, facilities, software and other assets owned or leased by the Company, or that are otherwise in the Company’s possession, should be used only for legitimate business purposes of the company.

6.

Compliance with Laws, Rules and Regulations. In carrying out their duties and responsibilities, directors should comply, and endeavor to cause the Company to comply, with applicable governmental laws, rules and regulations. In addition, if any director becomes aware of any information that he or she

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believes constitutes evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company, any employee or another director, then such director should bring such information to the attention of any one or more of the following persons, as circumstances may warrant: the Company’s General Counsel, the Chair of the Board’s Audit Committee or the Board’s Presiding Director.

7.	Encouraging the Reporting of Illegal or Unethical Behavior. Directors should endeavor to cause the Company to proactively promote ethical behavior and to encourage employees to report evidence of illegal or unethical behavior to appropriate Company personnel.

8.	Insider Trading. Directors should observe Company policies applicable to them with respect to the purchase and sale of Company common stock.

9.	Personal Loans to Executive Officers or Directors. Federal securities laws prohibit the Company from, directly or indirectly (including through subsidiaries), extending or arranging for the extension of personal loans to its directors and executive officers and renewing or materially modifying existing loans to such persons. Directors shall not seek or facilitate personal loans from the Company in contravention of the foregoing.

Directors are expected to adhere to the Code. It is the responsibility of each director to become familiar with and understand this Code, seek further explanation and advice concerning the interpretation and requirements of this Code, as well as any situation that appears to be in conflict with it. The Board of Directors shall determine appropriate actions to be taken in the event the Code is violated. Any waiver of, or amendment to, the requirements of this Code may only be authorized by the Board of Directors, and will be subject to public disclosure to the extent required by law or the listing standards of the American Stock Exchange.

Directors should direct questions regarding the application or interpretation of the Code to the Company’s outside counsel.

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EXHIBIT B

Code of Ethics for the Chairman, Chief Executive Officer, and Senior Financial Officers

Gamma Inc (the “Company”) is committed to the highest standards of ethical business conduct. The Company has adopted this Code of Ethics (the “Code”), as a set of guidelines pursuant to which our chairman, chief executive officer, vice chairman and senior financial officers should perform their duties. The Code is intended to deter wrongdoing and to promote adherence to the standards set forth below. Executives subject to the Code include the Chairman, the President and Chief Executive Officer, the Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer, and any person who performs a similar function (the “Covered Executives”). The particular executives who are subject to the Code from time to time will be designated by, and informed of such designation, by the Company.

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In carrying out their duties and responsibilities, Covered Executives should endeavor to act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

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To promote full, fair, accurate, timely and understandable disclosure in the periodic reports that he Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company, it is the responsibility of each Covered Executive promptly to bring to the attention of the Company’s Disclosure committee any material information of which he may become aware that affects the disclosures made by the Company in it is public filings or otherwise, and to otherwise assist the Disclosure Committee in fulfilling its responsibilities.

In addition, each Covered Executive shall promptly bring to the attention of the Disclosure committee any information he may have concerning (1) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s financial reporting, disclosures or internal controls.

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In carrying out their duties and responsibilities, Covered Executives should endeavor to comply, and to cause the company to comply, with applicable governmental laws, rules and regulations. In addition, each Covered Executive shall promptly bring to the attention of the Compliance Officer (as defined below) any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the company or any agent thereof.

•	Each Covered Executive shall promptly report to the Compliance Officer any information he may have concerning evidence of a material violation of the code.

•

Covered Executives are expected to adhere to the Code. The Company shall determine appropriate actions to be taken in the event the code is violated by any Covered Executive. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code.

•	The Company will appropriately disclose any substantive amendment to, and any waiver of, any provision of the Code that applies to Covered Executives.

•	The compliance officer (the “compliance Officer”) for the implementation and administration of the code shall be Mr. Hao Zhang.

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EXHIBIT C

Compensation Committee Charter

Purpose and Responsibilities of the Committee

The Board of Directors of Gamma, Inc. (the “Company”) has established the Compensation Committee (the “Committee”) to have direct responsibility to review, and as appropriate, and, as provided in this charter, act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits for the Company. The Committee is also responsible for producing a compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement.

The business of the Company is managed under the direction of the Board of Directors and the various committees thereof, including the Committee. The basic responsibility of the Committee is to exercise its business judgment in carrying out the responsibilities described in this Charter in a manner the Committee members reasonably believe to be in the best interest of the Company and its shareholders. The Committee is not expected to assume an active role in the day-to-day operation or management of the Company.

Committee Membership

The Committee shall consist of no fewer than three (3) members. At least a majority of the Committee shall meet the independence requirements of the American Stock Exchange.

The Board shall appoint the members of the Committee and designate one member to be its Chair. Committee members may be replaced, and the Board may change the Chair, from time to time.

Organization

The Committee shall meet regularly at such time and place, as the Committee shall determine. Representatives of management shall attend Annual Meetings as necessary. A quorum for the transaction of business at any Annual Meeting of the Committee shall consist of two Committee members.

The Chair, in consultation with other Committee members, shall set the agenda for, and preside at, Annual Meetings of the Committee.

The Secretary, the Assistant Secretary or another designated individual shall record and keep minutes of all Committee Annual Meetings.

Committee Responsibility and Authority

The responsibility and authority of the Committee include the following:

1.	In consultation with all other non-management members of the Board, the Committee shall evaluate, in such manner as it deems appropriate, the performance of the Company’s Executive Officers, including reviewing and approving corporate goals and objectives relating to eh compensation of such officers and evaluating their performance in light of such goals and objectives. Based on this evaluation, the Committee, together with the other independent members of the Board, and in consultation with the other non-management members of the Board, shall set the compensation for the Executive Officers.

2.	The Committee shall oversee in such manner it deems appropriate the periodic evaluation of the performance of management. In connection therewith, the Committee shall consider and approve base salary, salary increases and other remuneration arrangements for executive officers and senior management of the company, including participation in any incentive-compensation plans and equity-based plans for executive officers and senior management.

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3.	The committee shall adopt and oversee the administration of incentive-compensation plans and equity-based plans for all executive officers and senior management.

4.	The Committee shall have the sole authority to retain and terminate a consulting firm to assist in the evaluation of executive compensation.

5.	The Committee may delegate authority to individual Committee members or such subcommittees as the Committee deems appropriate and shall review the actions of all such individuals or subcommittees as appropriate.

6.	The Committee may retain and terminate independent legal, financial or other advisors, as it may deem necessary.

7.	The Committee shall report to the Board regularly on its actions and deliberations.

8.	The Committee shall exercise such other powers and authority as the Board shall, from time to time, confer upon it.

In carrying out its responsibilities, the Committee’s practices and polices should remain flexible, in order for the Committee to respond to changing facts and circumstances.

Committee Self-Assessment

The Committee shall conduct an annual evaluation of its performance and shall report the results of such review to the Board. In connection with the annual review, the Committee shall also recommend to the Board any modifications to this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

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PROXY

GAMMA PHARMACEUTICALS INC.

2225 Angelfire Street

Las Vegas, Nevada 89128

March 3, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Peter Cunningham and Joseph Cunningham and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of common stock of Gamma Pharmaceuticals Inc. (“Gamma”) held of record by the undersigned on February 1, 2007 at the Annual Meeting of Shareholders to be held on March 3, 2007 at The China Club, 51 Xi Rong Xian Lane, Xi Dan, Beijing, China 100031, or any adjournment thereof.

1.	To elect three directors for a one-year term expiring at the 2006 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified:

	☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Peter Cunningham, Joseph Cunningham and Hao Zhang

(INSTRUCTION: To withhold authority to vote for individual nominee write that nominee’s name on the space provided below.)

2.	To ratify L.L. Bradford, LLC (“Bradford”) as Gamma’s independent auditors for the next fiscal year ending March 31, 2007.

	☐ FOR ratification of Bradford	☐ WITHHOLD AUTHORITY

3.	In their discretion, the Proxies are authorized to transact such other business as may properly come before the meeting.

(continued and to be signed on the reverse side.)

cut

PLEASE SIGN AND DATE BELOW

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees as directors.

Please sign exactly as name appears below.

Dated:                     , 2007

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE	Signature if held jointly